Exhibit 99.B(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ING Equity Trust

We consent to the use of our reports dated July 28, 2008, incorporated herein by reference to the ING Real Estate Fund, ING Equity Dividend Fund, ING Fundamental Research Fund, ING LargeCap Growth Fund, ING, MidCap Opportunities Fund, ING Opportunistic LargeCap Fund, ING SmallCap Opportunities Fund, ING Financial Services Fund, ING LargeCap Value Fund, ING SmallCap Value Multi-Manager Fund (formerly, ING SmallCap Value Choice Fund), ING Value Choice Fund, ING Index Plus LargeCap Equity Fund, ING Index Plus LargeCap Equity Fund II, ING Index Plus LargeCap Equity Fund III (formerly, ING Principal Protection Fund III), ING Index Plus LargeCap Equity Fund IV (formerly, ING Principal Protection Fund IV), ING Index Plus LargeCap Equity Fund V (formerly, ING Principal Protection Fund V), ING Index Plus LargeCap Equity Fund VI (formerly, ING Principal Protection Fund VI) and ING Index Plus LargeCap Equity Fund VII (formerly, ING Principal Protection Fund VII), each a series of ING Equity Trust, and to the references to our firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts

September 29, 2008